Exhibit 22
                                                    ----------

         SUBSIDIARIES OF JOHN WILEY & SONS, INC. <F1>
         --------------------------------------------

                                           Jurisdiction
                                              In Which
                                            Incorporated
                                         -----------------

Wiley Europe Limited                       England
  Wiley Heyden Limited                     England     <F2>
  John Wiley & Sons Limited                England     <F2>
  Chancery Law Publishing Limited          England     <F2>
Jacaranda Wiley Limited                    Australia
John Wiley & Sons (HK) Limited             Hong Kong
Wiley Intersciences, Inc.                  New York
John Wiley & Sons International
  Rights, Inc.                             Delaware
Wiley-Liss, Inc.                           Delaware
Wiley Publishing Services, Inc.            Delaware
Wiley Subscription Services, Inc.          Delaware
Clinical Psychology Publishing
  Company, Inc.                            Delaware
John Wiley & Sons Canada Limited           Canada
Wiley Foreign Sales Corporation            Barbados
John Wiley & Sons (Asia) Pte Ltd.          Singapore
Scripta Technica, Inc.                     District of Columbia
John Wiley & Sons GmbH                     Germany
  VCH Verlagsgesellschaft mbH              Germany     <F3>
     Wilhelm Ernst & Sohn, Verlag fur
       Architektur und technische
       Wissenschaften, GmbH                Germany     <F4>
     Akademie Verlag GmbH                  Germany     <F4>
     Academy Group Limited                 England     <F4>
     Chemical Concepts Gesellschaft fur
       Chemie-Informationssysteme mbH      Germany     <F4>
     VCH Publishers, Inc.                  Florida     <F4>
     VCH Publishers (U.K.) Limited         England     <F4>
     VCH Verlags AG                        Switzerland <F4>
     Verlag Chemie GmbH                    Germany     <F4>
     VCH Shuppan K. K.                     Japan       <F4>
     Physik-Verlag GmbH                    Germany     <F4>



[FN]
<F1>   The names of other subsidiaries which would not
       constitute a significant subsidiary in the aggregate
       have been omitted.
<F2>   Subsidary of Wiley Europe Limited.
<F3>   Subsidary of John Wiley & Sons GmbH.
<F4>   Subsidiary of VCH Verlagsgesellschaft mbH.